UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED October 17, 2014

Napa Sonoma Group Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55238	47-1189613
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4792 Longley Lane, Reno, NV 89502

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(775) 787 3530

 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Directors

On October 17, 2014, the Board of Director (the “Board”) and Majority Stockholders of Napa Sonoma Group Inc (the “Company”) elected Sallie P. Aday, Richard Chiang, and Ben Solomon to serve as members of the Board, effective immediately.

Biographical Information for Sallie P. Aday

Mrs. Aday who is our Chief Financial Officer began her career in 1985 as a marketing assistant for Detector Systems and co-founded Silver State Restorations, one of the largest classic and antique automobile restoration companies in Nevada, with Leroy D. Aday in 1992. She co-founded Platinum Aviation Group and founded the Helicopter Completions Company in 1994, a interior helicopter design and optional equipment installation firm. In 2001, she was also the co-founder of Integrated Flight Systems Corp, a company that manufactures flight video recording systems for helicopters. In 2011, she co-founded Napa Sonoma Trading Company, a wholesale distributor of wine, spirits and beer.

Biographical Information for Richard Chiang

Richard Chiang is the founder and former Chief Executive Officer, Secretary, Treasurer and Director of the Company. Mr. Chiang is employed by Tech Associates, Inc., a financial advisory firm engaged in assisting emerging growth companies with capital markets consulting. From February 2010 to May 2012, he was employed by Redwood Capital, Inc., a financial advisory firm engaged in cross borders transactions in The People’s Republic of China, as a Managing Director of private equity. From January 2009 to January 2010, Mr. Chiang was employed as an Associate Partner of BayPeak LLC, a financial advisor engaged in cross borders transactions in The People’s Republic of China. From 2005 to 2009, he was an independent consultant specializing in corporate and securities consulting services for small and medium sized companies. Prior to that he was a licensed National Association of Securities Dealers (NASD) Series 7 registered representative and held senior executive positions at Bear, Stearns & Co., Inc, Cruttenden Roth, Inc and for Wedbush Morgan Securities, Inc. Mr. Chiang has held several securities licenses such as the Series 7, Series 24, Series 63, and the NASAA Uniform Investment Advisors Law Series 65 license and has extensive experience in several areas within the financial services industry such as securities trading, mergers and acquisitions, private wealth management, private equity and corporate finance. Mr. Chiang graduated from the University of California, Berkeley, The Haas School of Business.

Biographical Information for Ben Solomon

Ben Solomon earned a BA in Mathematics at the University of California, Berkeley where be lettering in gymnastics. Mr. Solomon also earned an MA in Mathematics from the University of California, Davis. He received an honorary doctorate in Education from Sierra Nevada College (SNC). He pursued a career in teaching that include positions at UC Davis, the University of Victoria, LA State University, and SNC. Mr. Solomon’s primary subject was mathematics, but he also taught literature and alternative energy and coached gymnastics. He was the CEO of SNC for 25 years holding the titles of Administrative Director from 1970 to 1980, President of SNC from 1980 to 1983, Chancellor from 1993 to 1994 and President again from 2003 to 2005. During his tenure the College grew from 23 full time students and 3 converted buildings to several hundred students and an energy efficient campus with 5 buildings, 2 of which utilized passive solar heating and one which received a “Platinum” rating. Mr. Solomon also owned and managed TranSierra Capital, which was the highest ranked fixed income investment firm in the US from 1995 to 2003. He resides in Incline Village, NV, in a “net zero” house which incorporates devices patented by Mr. Solomon.

Effective as of the date of this Form 8-K, there are 4 members who serve as members of the Board of Directors of Napa Sonoma Group Inc. Leroy D. Aday, Sallie P. Aday, Richard Chiang, and Ben Solomon.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Napa Sonoma Group Inc

By: /s/ Leroy D. Aday

Leroy D. Aday

President, Chief Executive Officer, Chairman of the Board of Directors and Secretary

(Principal Executive Officer)

By: /s/ Sallie P. Aday

Sallie P. Aday

Chief Financial Officer

(Principal Financial Officer)

Date:  October 17, 2014

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